UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2025
 ______________________________
Forestar Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2221 E. Lamar Blvd., Suite 790, Arlington, Texas 76006
(Address of principal executive offices)
(817) 769-1860
(Registrant’s telephone number, including area code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	FOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 20, 2025, as described below, upon the recommendation of the Board of Directors (the “Board”) of Forestar Group Inc., (the “Company”) the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to increase the monetary threshold above which (i) certain investment decisions must be approved by the Company’s Board, rather than its Investment Committee (as defined in the Charter), and (ii) certain transactions require the prior written consent of D.R. Horton, Inc.

As a result, the Company filed a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware on January 21, 2025 (“Certificate of Amendment”), which became effective upon filing. Subsequently, the Company also filed a Third Amended and Restated Certificate of Incorporation (the “Restated Charter”) that integrated the Charter and the Amendment.

The foregoing descriptions of the Amendment and the Restated Charter are qualified in their entirety by reference to the full text of the Certificate of Amendment and Restated Charter, respectively, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 20, 2025, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered: (1) the election of six director nominees named in the Company’s proxy statement, (2) an advisory vote on the approval of executive compensation, (3) approval of an amendment to the Certificate of Incorporation and, (4) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2025. There were 50,669,946 shares of Common Stock eligible to be voted at this meeting and there were 48,530,408 shares of Common Stock represented in person or by proxy. The Annual Meeting voting results of the four listed matters were as follows:

(1). Proposal One: Election of Directors. Stockholders elected each of the following nominees as a director to hold office until the 2026 Annual Meeting and until his or her successor is duly elected and qualified based on the following votes.

Nominee	For	Against	Abstain	Broker Non-Votes
Kellie L. Fischer	46,414,768	390,203	4,488	1,721,284
Samuel R. Fuller	43,884,440	2,913,608	11,411	1,721,284
Lisa H. Jamieson	44,209,673	2,595,641	4,145	1,721,284
Elizabeth (Betsy) Parmer	44,074,230	2,730,755	4,474	1,721,284
George W Seagraves, II	46,278,204	519,498	11,757	1,721,284
Donald J. Tomnitz	46,492,044	305,644	11,771	1,721,284

(2). Proposal Two: Advisory Vote on the Approval of Executive Compensation. Stockholders approved the Company’s executive compensation based on the following votes.

For	Against	Abstain	Broker Non-Votes
45,273,953	1,446,711	88,795	1,721,284

(3). Proposal Three: Approval of an Amendment to the Certificate of Incorporation Stockholders approved an Amendment to the Certificate of Incorporation, based on the following votes:

For	Against	Abstain	Broker Non-Votes
46,726,864	8,819	73,776	1,721,284

(4). Proposal Four: Ratify the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm. Stockholders approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025 based on the following votes.

For	Against	Abstain
48,237,601	289,218	3,924

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
	3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Forestar Group Inc.
	3.2	Third Amended and Restated Certificate of Incorporation of Forestar Group Inc.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.
Date:	January 22, 2025	By:	/S/ ASHLEY DAGLEY
Ashley Dagley
Senior Vice President and Corporate Secretary